UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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CHROMADEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ChromaDex Corporation
10900 Wilshire Blvd, Suite 600
Los Angeles, CA 90024
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2022

To the stockholders of ChromaDex Corporation:
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of ChromaDex Corporation, a Delaware corporation (“we,” “us,” “our,” “ChromaDex,” or the “Company”), will be held on June 16, 2022, at 3:00 p.m. Pacific Time at the Company’s office located at 10900 Wilshire Blvd, Suite 600, Los Angeles, CA 90024. You are being asked to vote on the following matters:

Items of Business:		Board Recommendation
1	Election of seven director nominees named in the accompanying proxy statement	FOR each director nominee
2	Ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR
3	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the accompanying proxy statement	FOR
We will also address other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof. The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.
Pursuant to the bylaws of the Company, the Board of Directors has fixed the close of business on April 19, 2022 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company’s Common Stock are entitled to vote at the Annual Meeting.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 19, 2022. We made this proxy statement available to stockholders beginning on April 27, 2022. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Frank L. Jaksch Jr. Executive Chairman of the Board April 27, 2022

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy card if one is mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

-i-

ChromaDex Corporation
10900 Wilshire Blvd, Suite 600
Los Angeles, CA 90024
PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2022
INTRODUCTION
The enclosed proxy is solicited by the Board of Directors (“Board of Directors” or “Board”) of ChromaDex Corporation (the “Company”), in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held on June 16, 2022, at 3:00 p.m. Pacific Time at the Company’s office located at 10900 Wilshire Blvd, Suite 600, Los Angeles, CA 90024.
At the Annual Meeting, you will be asked to consider and vote upon the following matters:
(1)Election of seven director nominees named in this proxy statement (this “Proxy Statement”);
(2)Ratification of selection of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
(3)Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.
We will also address other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof. The Board of Directors has fixed the close of business on April 19, 2022 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 19, 2022. We made this proxy statement available to stockholders beginning on April 27, 2022. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2022: THE NOTICE, PROXY STATEMENT, PROXY CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.CHROMADEX.COM, INVESTOR RELATIONS SECTION.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive in the mail a Notice of Internet Availability of Proxy Materials this year instead of a full set of Proxy Materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.
We intend to mail the Notice on or about April 27, 2022 to all stockholders of record entitled to vote at the Annual Meeting. We made this proxy statement available to stockholders beginning on April 27, 2022.
Will I receive any other proxy materials by mail?
We may send you a proxy card on or after April 27, 2022.
How can I attend the Annual Meeting?
The meeting will be held on Thursday, June 16, 2022 at 3:00 p.m. Pacific Time at the Company’s office located at 10900 Wilshire Blvd, Suite 600, Los Angeles, CA 90024. Directions to the Annual Meeting may be found at www.chromadex.com. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 19, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 68,334,586 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 19, 2022 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy by following the instructions provided in the Notice. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card if you had requested a printed set of proxy materials to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 19, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•Election of seven director nominees named in this Proxy Statement;
•Ratification of selection of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
•Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How Do I Vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or held by a bank, broker or other agent.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•To vote in person, come to the Annual Meeting and we will provide you a ballot upon your arrival.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 15, 2022 to be counted.
•To vote through the internet, go to www.envisionreports.com/CDXC to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 15, 2022 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 19, 2022.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 or Proposal 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director, “For” the proposal to ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022 and “For” the proposal to approve executive compensation for our named executive officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
The expenses of preparing, assembling, printing and mailing the Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024.
•You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws (“Bylaws”). Stockholder proposals that are intended to be presented at our 2023 Annual Meeting of Stockholders and to be included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 28, 2022, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, under our Bylaws, the deadline for stockholders to submit business before an annual meeting or nomination for director is not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2023 Annual Meeting of Stockholders, it should be properly submitted to the corporate Secretary no earlier than March 18, 2023 and no later than April 17, 2023. However, in the event that no annual meeting of stockholders was held in the previous year or the annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the 60th day prior to such annual meeting of stockholders, or not later than the close of business on the 10th day following the date on which we publicly disclose the date of the annual meeting of stockholders, if we publicly disclose such date fewer than 70 days prior to the date of such annual meeting. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholders proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, as amended, no later than April 17, 2023.
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing to ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chair of the 2023 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2 and Proposal 3, votes “For” and “Against,” and abstentions. Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote

Election of seven members to our Board of Directors	Plurality of the votes cast (the seven directors receiving the most “For” votes)	None.	None.
Ratification of the Appointment of Marcum LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2022	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	Not applicable(1).
Approval, on an advisory basis, of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	None.
(1)This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What Constitutes a Quorum?
To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, holders representing at least 34,167,294 votes must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.
How can I find out the Results of the Voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:
ELECTION OF DIRECTORS
Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the seven individuals listed below to serve as directors. Our nominees include five independent directors, as defined in the rules for companies traded on the Nasdaq, and two ChromaDex officers, Mr. Robert Fried, who became our Chief Executive Officer in June 2018, and Mr. Frank Jaksch, Jr., who has served as the Executive Chairman of the Board since June 2018.

Board Changes Since the 2021 Annual Meeting

Kristin Patrick, who is a new nominee for election at the Annual Meeting and was appointed to the Board in April 2022, was identified by third-party search firm engaged by the Nominating and Corporate Governance Committee and then recommended to the Board of Directors by the Nominating and Corporate Governance Committee. Ann Cohen, who is a new nominee for election at the Annual Meeting and was appointed to the Board in April 2022, was recommended to the Board of Directors by the Nominating and Corporate Governance Committee. Tony Lau, who resigned from the Board in November 2021, served on the Board as the director nominated by Champion River Ventures Limited (“Champion River”) pursuant to rights granted to Champion River pursuant to that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and certain purchasers named therein (the “Champion River Purchase Agreement”). Champion River is affiliated with Horizon Ventures Limited. Gary Ng was appointed to the Board as the director nominated by Champion River pursuant to its rights under the Champion River Purchase Agreement to replace Mr. Lau. Caroline Levy was appointed to the Board in December 2021 and resigned from the Board in April 2022. Jeff Baxter resigned from the Board in April 2022. Kurt Gustafson and Stephen Block are not standing for re-election and each of their terms will expire at the Annual Meeting.

Current Nominees and Election Information

Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2021 Annual Stockholders’ Meeting, except for Mr. Ng who was appointed to the Board in December 2021 and Mses. Patrick and Cohen who were each appointed to the Board in April 2022. Each director to be elected at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a director to the Board of Directors requires a plurality of the votes cast at the Annual Meeting. The size of the Board is currently set at nine members, but the proxies cannot be voted for a greater number of persons than the seven nominees standing for election.
For each of the seven director nominees standing for election, the following pages set forth certain biographical information, including age as of April 19, 2022, a description of their principal occupation, business experience, and the primary qualifications, attributes and skills that the Nominating and Corporate Governance Committee considered in recommending each of them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2022 Annual Stockholders’ Meeting.
Nominees for Election to Board of Directors

Nominee	Age	Director Since
Frank Jaksch, Jr.	53	2000
Robert Fried	62	2015
Steven Rubin	61	2017
Wendy Yu	46	2017
Gary Ng	50	2021
Kristin Patrick	51	2022
Ann Cohen	61	2022

Frank L. Jaksch Jr., 53, is a Co-Founder of the Company and has served as a member of the Board since February 2000. Mr. Jaksch served as Chairman of the Board from May 2010 to October 2011 and was its Co-Chairman from February 2000 to May 2010. In June 2018, Mr. Jaksch transitioned from Chief Executive Officer to Executive Chairman of the Board. Mr. Jaksch oversees research, strategy and operations for the Company with a focus on scientific and novel products for global markets. From 1993 to 1999, Mr. Jaksch served as International Subsidiaries Manager of Phenomenex, a life science supply company where he managed the international subsidiary and international business development divisions. Mr. Jaksch earned a B.S. degree in Chemistry and Biology from Valparaiso University. The Nominating and Corporate Governance Committee believes that Mr. Jaksch’s years of experience working in chemistry-related industries, his extensive sales and marketing background, and his knowledge of international business bring an understanding of the industries in which the Company operates as well as scientific expertise to the Board.

Robert Fried, 62, became Chief Executive Officer in June of 2018. He has served as a director of the Company since July 2015, President and Chief Operating Officer from January to June 2018 and President and Chief Strategy Officer from March 2017 to January 2018. Mr. Fried also served as a member of the Nominating and Corporate Governance Committee from July 2015 to March 2017. Mr. Fried has served as Chairman of the Board of Directors of Tiger Media, Inc., which is now known as Fluent, Inc. (NASDAQ: FLNT), an information solutions provider focused on data-driven digital marketing services, from 2011 until June 2015. From 2007 to 2017, Mr. Fried was the founder and Chief Executive Officer of Spiritclips LLC, now called Hallmark Movies Now, a subscription streaming video service, which was acquired by Hallmark Cards Inc. in 2012. Mr. Fried is an Academy Award winning motion picture producer whose credits include Rudy, Collateral, Boondock Saints, So I Married an Axe Murderer, Godzilla, and numerous others. From December 1994 until June 1996, he was President and Chief Executive Officer of Savoy Pictures, a unit of Savoy Pictures Entertainment, Inc. Mr. Fried has also held several executive positions including Executive Vice President in charge of Production for Columbia Pictures, Director of Film Finance and Special Projects for Columbia Pictures, and Director of Business Development at Twentieth Century Fox. Mr. Fried holds an M.S. from Cornell University and an M.B.A. from the Columbia University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Fried’s past experience as Chairman of the Board of Directors of another public company brings financial expertise and industry knowledge to the Board and his role as Chief Executive Officer provides important insight into the strategic operations of the Company.

Steven D. Rubin, 61, has been a director of the Company and a member of the Nominating and Corporate Governance Committee since March 2017 and the Chair of Nominating and Corporate Governance Committee since March 2018. Mr. Rubin currently serves as OPKO Health, Inc.’s (NASDAQ: OPK) Executive Vice President – Administration since May 2007 and as a director since February 2007. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies. Mr. Rubin currently serves on the board of directors of the following companies: Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company; Cocrystal Pharma, Inc. (NASDAQ:COCP), a biotechnology company developing new treatments for viral diseases; Eloxx Pharmaceuticals (OTCMKTS: ELOX), a company committed to treating patients suffering from rare and ultra-rare diseases caused by premature termination codon nonsense mutations; Neovasc, Inc. (NASDAQ:NVCN), a company developing and marketing medical specialty vascular devices; and Red Violet, Inc. (NASDAQ:RDVT), a software and services company that specializes in big data analysis providing cloud-based mission-critical information solutions to enterprises in a variety of industries. Red Violet, Inc. serves customers in the United States. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX, a Company specializing in research, development, manufacturing and marketing of pharmaceutical products, from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: Castle Brands, Inc. (NYSE:ROX), a developer and marketer of premium brand spirits; Kidville, Inc. (OTCBB:KVIL), an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds; VBI Vaccines Inc. (NASDAQ CM: VBIV), a commercial-stage biopharmaceutical company developing a next generation of vaccines; Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc.; and, PROLOR Biotech, Inc., prior to its acquisition by the OPKO in August 2013; and Cognit, Inc. (NASDAQ:COGT), a data and analytics company providing cloud-based mission-critical information and performance marketing solutions. Mr. Rubin holds a B.A. degree from Tulane University and a Juris Doctor from University of Florida. The Nominating and Corporate Governance Committee believes that Mr. Rubin’s past experience as general counsel and board member of multiple public companies bring financial expertise, industry knowledge, and a background working with public marketplaces to the Board.

Wendy Yu, 46, has been a director of the Company since August 2017 and a member of the Nominating and Corporate Governance Committee since March 2018. Since 2012, Ms. Yu has served as the Chief Digital Officer of Horizons Digital Group Limited (affiliate of Horizons Ventures Limited, a Hong Kong based investment firm), overseeing the Asia expansion of Horizons’ portfolio companies and directing public relations, communications, marketing and events. Ms. Yu graduated from University of Toronto, majoring in Commerce and Psychology. Ms. Yu serves as the director nominated by Pioneer Step Holdings Limited pursuant to rights granted to Pioneer Step Holdings Limited pursuant to that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein (the “April 2017 Purchase Agreement”). The Nominating and Corporate Governance Committee believes that Ms. Yu’s experience in management, marketing and communications bring valuable expertise to the Board.

Gary Ng, 50, has been a director of the Company and a member of the Compensation Committee since December 2021. Mr. Ng is presently Project Director at Horizon Ventures Limited, a position he has held since March 2021. Prior to that, Mr. Ng served as a non-executive director and consultant at Typhoon Group Holdings, Limited from March 2019 and before that he served for approximately 12 years in various positions, including as Managing Director, across different business units within AS Watsons Group, including Fortress, Watsons the Chemist and ParknShop. Prior to joining AS Watsons Group Mr. Ng also held manager positions at Espirit and Marks & Spencer in Hong Kong. Mr. Ng has broad experience in the retail industry, including in apparel, electrical appliances, health and beauty and food and has worked within retail chains as well as suppliers. Mr. Ng holds an M.B.A. and B.A. degree from The Chinese University of Hong Kong. Mr. Ng serves as the director nominated by Champion River Ventures Limited (“Champion River”) pursuant to rights granted to Champion River pursuant to the April 2017 Purchase Agreement. The Nominating and Corporate Governance Committee believes that Mr. Ng’s broad experience in the retail industry brings valuable insight as the Company focuses on its strategy for the Company’s consumer product.

Kristin Patrick, 51, has been a director of the Company and a member of the Nominating and Corporate Governance Committee since April 2022. Ms. Patrick currently serves as Executive Vice President and Chief Marketing Officer of Claires, Inc, a position she has held since March 2021 and serves as an independent director for Super League Gaming, Inc. (NASDAQ: SLGG), which she was appointed to in November 2018. Previously, Ms. Patrick served as Global Chief Marketing Officer of brand Pepsi at Pepsico, Inc., a position she held from June 2013 to January 2019. Prior to her time with Pepsico, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from October 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to October 2011. Ms. Patrick also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon and NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer" and Reggie Award recipient, Ms. Patrick received her B.A. from Emerson College and attended Southwestern University. The Nominating and Corporate Governance Committee believes that Ms. Patrick’s experience in consumer marketing will assist the Board and management with initiating marketing programs to enable us to meet our short-term and long-term growth objectives.

Ann Cohen, 61, has been a director of the Company and a member of the Audit Committee since April 2022. Ms. Cohen currently serves as Executive Vice President and the Chief Financial Officer of The Institute of Internal Auditors (The IIA), an international professional association, overseeing all financial, risk management, and information technology. Prior to joining The IIA, Ms. Cohen served in senior financial leadership roles for both public and private companies including Taylor Morrison Homes (formerly Taylor Woodrow), a $2.5 billion international residential home builder and mixed-use property developer, Starwood Vacation Ownership, a $600 million international division of Starwood Hotels and Resorts, a NYSE traded company which was acquired by Marriott International in 2016, and Sunterra Corporation, a $450 million NYSE traded international vacation ownership company. In her career, Ms. Cohen has overseen financial reporting under Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS), business planning and analysis, financial and operational strategies, human resources, information technology, enterprise risk management, the acquisition and disposition of projects, and regulatory reporting including SEC reporting. Ms. Cohen has also worked closely with various public accounting firms and audit committees. Ms. Cohen began her accounting career as an auditor with PricewaterhouseCoopers. Ms. Cohen is a Certified Public Accountant (Florida) and a Certified Global Management Accountant. She holds a M.S.F. from Florida International University and a B.S in Accounting from the University of Florida. The Nominating and Corporate Governance Committee believes that Ms. Cohen’s current role as Chief Financial Officer of The IIA and extensive financial leadership experience at both private and public companies provides her with valuable financial understanding.

Board Diversity

The Board Diversity Matrix below provides certain self-identified information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions. The Board Diversity Matrix is provided as of April 19, 2022 and includes Kurt Gustafson and Stephen Block who are not standing for re-election.

Board Diversity Matrix (As of April 19, 2022)
Total Number of Directors	9
	Female	Male
Gender Diversity
Directors	3	6
Demographic Background
Asian	1	1
White	1	5
Two or more races or ethnicities	1	—
For more information on how the Nominating and Corporate Governance Committee considers diversity, refer to “Information Regarding the Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee—Director Nomination Process.”

VOTE REQUIRED

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. There is no cumulative voting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

☑	Recommendation of the Board
The Board recommends that you vote “FOR” the election of each of the nominees above.

2021 Director Compensation
The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity. The Compensation Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our non-employee directors. The Nominating and Corporate Governance Committee assists the Compensation Committee in determining director compensation and recommending changes to the Board. The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation. Our Executive Chairman of the Board and our Chief Executive Officer each received his annual salary, which is disclosed in our Executive Officers and Management Compensation section and no additional compensation was paid for serving on the board. The 2021 annual compensation for non-employee directors consisted of the following elements:

Board Fees
Cash Retainer (1)	$40,000
Annual option grant (2)	20,000 shares
Initial election option grant (3)	40,000 shares
Committee Fees
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$10,000
Non-chair Audit Committee member	$10,000
Non-chair Compensation Committee member	$7,500
Non-chair Nominating and Corporate Governance Committee member	$5,000
(1)If applicable, an additional annual retainer of $30,000 is paid for serving as the Lead Independent Director.
(2)On the date of each annual meeting, each person who continues to serve as a non-employee director will receive an annual grant which will vest over a one year period, subject to the director’s continuing service on our Board, and will have an exercise price per share equal to the fair market value of our common stock on the date of grant.
(3)Each initial grant for a non-employee director will vest over a three year period, subject to the director’s continuing service on our Board, and will have an exercise price per share equal to the fair market value of our common stock on the date of grant.
Director Compensation For Fiscal Year 2021 Table
The following table details the compensation of ChromaDex’s non-employee directors for the 2021 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards($) (1)	All Other Compensation ($)	Total ($)
Stephen Block (2)	65,000	128,061	—	193,061
Kurt Gustafson (2)	97,500	128,061	—	225,561
Jeff Baxter (3)	55,000	128,061	—	183,061
Steven Rubin	50,000	128,061	—	178,061
Wendy Yu	45,000	128,061	—	173,061
Caroline Levy (4)	4,583	118,653	—	123,236
Gary Ng (5)	1,660	111,214	—	112,874
Tony Lau (6)	39,847	128,061	—	167,908
(1)This column reflects the total dollar amount to be recognized for financial statement reporting purposes with respect to the fair value of the stock awards granted to each of the directors during the 2021 fiscal year in accordance with Accounting Standard Codification (ASC) 718, Stock Compensation. For a description of certain assumptions in the calculation of the fair value of the Company’s stock options, see Note 13 of the ChromaDex Corporation consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021. The table below outlines the details of the stock options which were granted to directors during the 2021 fiscal year.

Grant Date	Options Granted to Each Recipient	Exercise Price	Vesting Terms	Recipients
6/17/2021	20,000	$9.99	One-year period with 100% vest on the first anniversary of the grant date.	Messrs. Block, Baxter, Gustafson, Rubin, and Lau, and Ms. Yu.
12/1/2021	40,000	$4.53	Three-year period beginning on the first anniversary of the grant date.	Ms. Levy
12/13/2021	40,000	$4.24	Three-year period beginning on the first anniversary of the grant date.	Mr. Ng
(2)Messrs. Block and Gustafson will not be standing for re-election at the 2022 Annual Meeting.
(3)Mr. Baxter resigned from the Board in April 2022.
(4)Ms. Levy was appointed to the Board in December 2021 and resigned from the Board in April 2022.
(5)Mr. Ng was appointed to the Board in December 2021.
(6)Mr. Lau resigned from the Board in November 2021.
Family Relationships
There are no family relationships between any of our directors and executive officers.
Involvement in Certain Legal Proceedings
During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
The Board has established a corporate Code of Business Conduct and Ethics that applies to all officers, directors and employees and which is intended to qualify as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. The Code of Business Conduct and Ethics is available on the Investor Relations section of the Company’s website at www.chromadex.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website in lieu of filing such waiver or amendment on a Form 8-K.

Corporate Governance Guidelines

Our Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings, and involvement of senior management, performance evaluation of the Chief Executive Officer and succession planning, and board committees and compensation.

Public Availability of Corporate Governance Documents
Our key corporate governance documents, including our Code of Conduct, Corporate Governance Guidelines and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:
•available on the Investor Relations section of our corporate website at www.chromadex.com; and
•available in print to any stockholder who requests them from our corporate secretary.

Stockholder Communication
Any stockholder may communicate in writing by mail at any time with the entire Board of Directors or any individual director (addressed to “Board of Directors” or to a named director), c/o ChromaDex Corporation, ATTN: Secretary, 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024. The Secretary of the Company will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Director Attendance
The Board held six meetings during 2021. Each director attended at least 75% of Board meetings and meetings of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member.
Directors are encouraged to attend the annual meeting of stockholders. Five directors attended the Company’s most recent annual meeting of stockholders held on June 17, 2021.

Board and Committee Self-Evaluations

The Nominating and Corporate Governance Committee oversees a self-evaluation of the Board to determine whether the Board and its committees are functioning effectively. As appropriate, the Nominating and Corporate Governance Committee will make recommendations to the Board for areas of improvement. The self-evaluation includes evaluation of (a) the Board’s and each committee’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, (b) specific areas in which the Board and management believe that the performance of the Board and its committees could be improved, and (c) overall Board composition and makeup. The factors to be considered shall include whether the directors can and do provide the integrity, experience, judgment, commitment, skills, diversity, and expertise appropriate for the Company. The Nominating and Corporate Governance Committee will also consider the independence of directors and the requirements imposed by applicable law and Nasdaq listing requirements.
Board Leadership Structure and Risk Oversight
The leadership of the Board of Directors is currently structured so that it is led by an Executive Chairman, Frank Jaksch, who has authority, among other things, to call and preside over meetings of the Board of Directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. As Executive Chairman, Mr. Jaksch will serve as Chairman of the Board and will continue to serve as an employee and executive officer of the Company. Kurt Gustafson currently serves as Lead Independent Director.
The Board of Directors has determined that the leadership structure, in which there is an Executive Chairman and an independent director acting as Lead Independent Director, ensures that the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of the Company and those of the Company’s stockholders. The Lead Independent Director serves as the liaison between the Executive Chairman and the independent directors and his responsibilities, among other things, include facilitating communication with the Board and presiding over regularly conducted executive sessions of the independent directors and establishing the agenda for meetings of the independent directors. The Board of Directors believes that its strong corporate governance policies and practices, including the substantial percentage of independent directors on the Board of Directors, and the robust duties that will be delegated to the Lead Independent Director, empower the Board of Directors to effectively oversee the Company’s Chief Executive Officer and Executive Chairman and provide an effective and appropriately balanced Board of Directors governance structure.

Our Board of Directors oversees our risk management processes. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board has overall responsibility for evaluating key business risks faced by the Company, including but not limited to privacy, technology, information security (including cyber security and back-up of information systems), competition, and regulation. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Management furnishes information regarding risk to the Board of Directors as requested. The Audit Committee discusses risk management with the Company’s management and independent public accountants as set forth in the Audit Committee’s charter. The Compensation Committee reviews the compensation programs of the Company to make sure economic incentives are tied to the long-term interests of the stockholders. The Company believes that innovation and the building of long-term stockholder value are impossible without taking risks. We recognize that imprudent acceptance of risk and the failure to identify risks could be a detriment to stockholder value. The executive officers of the Company are responsible for assessing these risks on a day-to-day basis and for how to best identify, manage and mitigate significant risks that the Company may face.
Director Independence
As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that Kurt Gustafson, Stephen Block, Steven Rubin, Wendy Yu, Gary Ng, Kristin Patrick and Ann Cohen are independent directors within the meaning of the applicable Nasdaq listing standards. Frank L. Jaksch Jr. and Robert Fried do not meet the independence standards because of their employment with the Company. Tony Lau, Jeff Baxter and Caroline Levy who served as directors during the year ended December 31, 2021 were also independent directors within the meaning of the applicable Nasdaq listing standards

Board Committees
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. The following table provides membership of the Board committees as of April 27, 2022 and meeting information for the fiscal year ended December 31, 2021 for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Ann Cohen ❖(1)	√
Gary Ng (2)		√
Kristin Patrick (1)			√
Kurt Gustafson ♦ ❖(3)	C	√
Stephen Block (3)	√	C
Steven Rubin ❖	√		C
Wendy Yu			√
Total Meetings During Fiscal Year 2021	6	5	3
C - Committee Chairperson | √ - Member | ♦ - Lead Independent Director | ❖ - Financial Expert
(1)Mses. Cohen and Patrick were each appointed to the Board and their respective committees in April 2022.
(2)Mr. Ng was appointed to the Board and his respective committee in December 2021.
(3)Messrs. Gustafson and Block will not be standing for re-election at the 2022 Annual Stockholders’ Meeting.

The following is a description of each of the committees and their current composition:
Audit Committee
The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:
•evaluation of the performance and assessment of the qualifications of the independent auditors;
•determination and approval of the engagement of the independent auditors;
•determination as to whether or not to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•review and approval of the retention of the independent auditors to perform any proposed permissible non-audit services;
•monitoring the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;
•review and approval or rejection of transactions between the Company and any related persons;
•conference with management and the independent auditors regarding the effectiveness of internal control over financial reporting;
•establishment of procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•review of the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee currently consists of four directors: Kurt Gustafson (chair), Stephen Block, Steven Rubin and Ann Cohen. The Audit Committee met six times during the last fiscal year. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Investor Relations section of the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2021.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act). The Board of Directors has also determined that each of Mr. Gustafson, Mr. Rubin and Ms. Cohen qualify as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee
Our Compensation Committee currently consists of three directors: Stephen Block (chair), Gary Ng and Kurt Gustafson. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met five times during fiscal year 2021. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Investor Relations section of the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2021.
The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:
•establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;
•review and approval (or recommend to the Board of Directors for approval) of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, other executive officers and non-employee directors; and
•administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.
If applicable, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and will consider whether to recommend that it be included in proxy statements and other filings.

Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Exequity LLP (“Exequity”) as compensation consultants. The Compensation Committee requested that Exequity assist with executive compensation benchmarking, market trend analyses and executive payment proposal and program designs among other technical assessments.
The Compensation Committee generally does not have a specific target amount of compensation for individual executive officers relative to a peer group of companies, but considers peer data for purposes of assessing the competitiveness of the executive compensation program. An individual executive officer may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and future performance.
The Company has paid cash bonuses to its executive officers in 2022 for 2021 performance based upon achievements of certain goals. For additional information regarding the performance bonus amounts, see “Executive Officers and Management Compensation.”
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are an officer or employee of the Company. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee currently consists of three directors: Steven Rubin (chair), Wendy Yu, and Kristin Patrick. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the last fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Investor Relations section of the Company’s website at www.chromadex.com. The information on the website is not incorporated by reference into this Proxy Statement or the Annual Report for fiscal year 2021.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board of Directors, reviewing and evaluating incumbent directors, selecting or recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors, overseeing the Company’s environmental, social and governance activities and developing a set of corporate governance principles for the Company.
The Board believes that candidates for director nominees should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, experience as a board member or executive officer of another publicly held company, having a diverse personal background, perspective and experience and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board typically considers diversity (including diversity of gender, race, and country of origin), age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which we expect will typically be recommended to the full Board.
Stockholder Recommendations and Nominees
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Marcum LLP (“Marcum”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and our Board of Directors has further directed that management submit the selection of its independent registered public accountant firm for ratification by the stockholders at the Annual Meeting. Marcum has audited the Company’s financial statements since 2013. Representatives of Marcum are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time.
Stockholder ratification of the selection of Marcum as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Marcum. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.
Audit Fees
The following table sets forth aggregate fees billed to us by Marcum LLP, our independent registered public accounting firm during the fiscal years ended December 31, 2021 and 2020.

Year Ended
Marcum, LLP	December 31, 2021	December 31, 2020
Audit Fees (1)	$387,800	$374,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
(1) Audit fees consist of fees billed for professional services rendered by Marcum in connection with the audit of the Company’s annual financial statements and internal control over financial reporting and the review of our quarterly financial statements, review of our registration statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.
All fees described above were pre-approved by the Audit Committee. In connection with the audit of the financial statements for the fiscal year ended December 31, 2021, the Company entered into an engagement agreement with Marcum that sets forth the terms by which Marcum will perform audit services for the Company.
Policy for Pre-Approval of Independent Auditor Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Marcum. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

☑	Recommendation of the Board
The Board of Directors recommends that you vote “FOR” the ratification of the selection of Marcum as our independent registered public accounting firm for fiscal year 2022.

Report of the Audit Committee
This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Submitted by:
The Audit Committee of
The Board of Directors
•Kurt Gustafson, Chair
•Stephen Block

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle the Company’s stockholders to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (including the compensation tables, the narrative disclosures that accompany the compensation tables and any related material disclosed) pursuant to the compensation and disclosure rules of the SEC. At the Company’s 2021 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” each year. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, the Company is therefore asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Company’s executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement the Company’s short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s stockholders. Under these programs, the Company’s executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section herein entitled “Executive Compensation” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2021 compensation of the Company’s named executive officers.
The Compensation Committee continually reviews the compensation programs for the Company’s executive officers to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with the Company’s stockholders’ interests and current market practices.
The Company is asking its stockholders to indicate their support for the Company’s named executive officer compensation as disclosed in this Proxy Statement, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Company’s Board of Directors. The Company’s Board of Directors and Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company will consider its concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives the next scheduled say-on-pay vote will be at the 2023 Annual Meeting of Stockholders.

☑	Recommendation of the Board
The Board of Directors recommends that you vote “FOR” the approval of the compensation of the Company’s named executive officers on an advisory basis, pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement.

Report of the Compensation Committee
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Submitted by:
The Compensation Committee of
The Board of Directors
•Stephen Block, Chair
•Kurt Gustafson
•Gary Ng

EXECUTIVE OFFICERS
Executive Officers
The names of our executive officers and their ages, positions, and biographies as of April 27, 2022 are set forth below. Frank Jaksch’s and Robert Fried’s backgrounds are discussed under the section Nominees for Election to Board of Directors.

Name	Age	Position
Frank Jaksch, Jr.	53	Executive Chairman of the Board
Robert Fried	62	Chief Executive Officer and Director
Kevin Farr	64	Chief Financial Officer
Kevin Farr, 64, has served as Chief Financial Officer since October 2017. Mr. Farr previously served as the Chief Financial Officer of Mattel, Inc. (NASDAQ:MAT) from February 2000 through September 2017, and prior to that served in multiple leadership roles at Mattel since 1991. Before joining Mattel, Mr. Farr spent 10 years at PricewaterhouseCoopers. Mr. Farr serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California, the Westside Los Angeles Ronald McDonald House Charities and as a board member of Polaris Industries Inc. Mr. Farr received his M.B.A. from Northwestern University J. L. Kellogg Graduate School of Business, and his B.S. in Accounting from Michigan State University.

EXECUTIVE OFFICERS AND MANAGEMENT COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for 2021 should be read together with the compensation tables and related disclosures set forth below.
We believe our success is driven by the leadership of our named executive officers. Our named executive officers are primarily responsible for many of our important business development relationships. The growth and maintenance of these relationships is critical to ensuring our future success, as is experience in managing these relationships. Therefore, it is important to our success that we retain the services of these individuals. Our Board believes that our current executive compensation program properly aligns the interests of our executive officers with those of our stockholders.
General Philosophy
Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our near-term and long-term business objectives. We also believe that a meaningful portion of the executive officer's total compensation should be at risk and dependent upon the achievement of our objectives. Among other things, our compensation philosophy aims to reward strong performance with competitive pay and thus better enable us to retain executive officers who contribute to the long-term success of the Company.
We attempt to pay our executive officers competitively in order to retain the most capable people in the industry. In making executive and employee compensation decisions, the Compensation Committee considers achievement of certain goals and criteria, some of which relate to the Company’s performance and others to the performance of the individual employee.
The Compensation Committee periodically evaluates our compensation policies to determine whether we remain competitive among industry peers and continue to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional equity grants or provide other short and long-term incentive compensation. Our Board of Directors values the perspective of our stockholders, and the Compensation Committee will continue to consider the outcome of say-on-pay votes, as well as any other stockholder feedback, when making compensation decisions for the named executive officers.

The Compensation Committee generally seeks input from our executive officers when discussing the performance and compensation levels for executives and other Company leadership. The Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. No executive participates in deliberations relating to his or her own compensation.

Additionally, Exequity, the independent consultant firm engaged by the Compensation Committee, provides input on best practices, the potential impact of various alternatives, and other advisory matters.
Results of Most Recent Stockholder Advisory Vote on Executive Compensation
Over 98% of the votes cast in the stockholder advisory vote on the compensation of our named executive officers at the 2021 Annual Meeting approved our executive compensation. At the Company’s 2021 Annual Meeting of Stockholders, the stockholders recommended a one-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation, as described in our 2021 proxy statement.

The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our named executive officers. Accordingly, the Compensation Committee determined not to make any significant changes as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee has maintained a consistent approach in making compensation decisions.

The Compensation Committee considers the results of the say-on-pay vote on our executive compensation program as part of its annual executive compensation review. Our Board of Directors values the opinions of our stockholders, and the Compensation Committee will continue to consider the outcome of future say-on-pay votes, as well as any feedback received, when making compensation decisions for the named executive officers.
Compensation Program and Forms of Compensation
We provide our executive officers with a compensation package consisting of base salary, annual bonus, equity incentives and participation in benefit plans generally available to other employees. In establishing total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our peer group.
Base salaries are calculated to be competitive within our industry and to reflect the capabilities and experience of our executives. The annual bonus is intended to motivate and reward our executives for the achievement of certain strategic and measurable objectives. The equity awards incentivize executives to deliver long-term stockholder value, while serving as a retention vehicle for our executive talent.
The Compensation Committee conducts a thorough risk assessment of the Company’s compensation practices to analyze whether they encourage employees to take excessive or inappropriate risks. After completing the review, the Compensation Committee has concluded that the Company’s compensation programs are, on balance, consistent with market practices and do not present material risks to the Company.

Base Salary
Base salary is designed to provide a predictable level of compensation and provide a competitive level of pay that reflects the executive's experience, role and responsibilities. Base salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar background to the executive officers being recruited. We also consider the individual’s experience, reputation in his or her industry and expected contributions to the Company. In each case, we take into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.
Short-Term Incentives
We design our bonus programs to be competitive in relation to the market. Our goal is to instill a “pay for performance” culture throughout the Company. These bonus programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer. Upon completion of the fiscal year, the Compensation Committee assesses the Company’s performance and determines the amount to be awarded to each of the executive officers based on the achievement of the financial and strategic goals that were set earlier in the year. Our compensation plan is reviewed on at least an annual basis to determine that it is operating as intended.
Long-Term Incentives
Currently, our long-term incentive plan is entirely equity-based to facilitate ownership and to align executive interests with those of our stockholders. We have adopted equity incentive plans that permit the grant of stock options, restricted stock units, restricted stock awards, performance stock options, market stock options and other stock-based awards. Stock options and other forms of equity compensation are designed to reward strong, individual performance over a clearly defined timeline. Primarily our executives are granted stock options as these awards provide incentives to grow stockholder value since our executive officers can realize value only if our stock price appreciates over the exercise price, which is the closing market price on the date of grant. We design our equity programs to be competitive in relation to the market and industry peer group. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as appropriate.
The Compensation Committee of the Board of Directors may approve equity grants to our executive officers and other employees. The Compensation Committee also has delegated to the Company’s option committee and Chief Executive Officer the ability to grant certain option awards and restricted stock units, respectively. The option committee, consisting of the Chief Executive Officer, Executive Chairman and Chief Financial Officer may grant option awards totaling no more than 50,000 shares to each director level employee and below. The Chief Executive Officer may grant restricted stock units to non-officer employees. Stock-based awards are generally granted once a year at predetermined meetings of the Compensation Committee, unless earlier approval is required for a new-hire inducement or position change grant. The stock options and restricted stock unit awards are generally subject to a one-year cliff vesting period after which one-third of the shares vest with the remaining shares vesting ratably over a two-year period subject to continued services to the Company. Certain stock option awards are market or performance based and vest based on certain triggering events established by the Compensation Committee. Until vested, the restricted stock units may not be transferred, and vested shares shall be subject to our insider trading policy. Stock options generally have a maximum term of ten years. Our officers received stock option awards during 2021, details of which are summarized below under Grants of Plan-Based Awards.

2021 Annual Incentives

In 2022, we paid incentive bonuses of $179,131, $92,253 and $113,778, respectively, to our executive officers Robert Fried, Kevin Farr and Frank Jaksch Jr. for services performed during 2021. For 2021, the bonus goals for named executive officers mainly consisted of three categories, (i) net sales, (ii) operating income / (loss) with certain adjustments and (iii) qualitative corporate goals. Qualitative corporate goals consisted of (i) continuing to build TRU NIAGEN as a global brand, (ii) continuing to build ChromaDex as a corporate brand, (iii) developing key channels and territories, and (iv) developing the product pipeline. The net sales goal was achieved at 80% and the operating income (loss) goal was not achieved. The Compensation Committee determined that 80% of the qualitative corporate goals were achieved. The bonus percentages at target of 60% for Mr. Fried, 50% for Mr. Farr, and 50% for Mr. Jaksch, were determined based on our overall compensation philosophy, which we regularly evaluate to ensure impact with our employees and to remain competitive among our peers. The weight factor of the goals, the threshold, target and maximum threshold and the actual incentive bonus payouts were as follows:

Executive Bonus Targets	Weight Factor	2021 Threshold	2021 Target	2021 Max-out	2021 Actual	Payout %	Base Salary (1)	Target Bonus %	Bonus Payment (2)

Robert Fried, Chief Executive Officer
Total Company - Net Sales	45%	$61,117	$71,902	$86,283	$67,449	36%	$500,000	60%	$107,479
Total Company - Operating Income / (Loss)	25%	(23,074)	(18,460)	(13,845)	(27,073)	—%	500,000	60%	$—
Qualitative Corporate Goals	30%	N/A	N/A	N/A	80%	24%	500,000	60%	$71,652
Total	100%					60.0%			$179,131
Kevin Farr, Chief Financial Officer
Total Company - Net Sales	45%	61,117	71,902	86,283	67,449	36%	309,000	50%	55,352
Total Company - Operating Income / (Loss)	25%	(23,074)	(18,460)	(13,845)	(27,073)	—%	309,000	50%	—
Qualitative Corporate Goals	30%	N/A	N/A	N/A	80%	24%	309,000	50%	36,901
Total	100%					60.0%			$92,253
Frank Jaksch, Executive Chairman
Total Company - Net Sales	45%	61,117	71,902	86,283	67,449	36%	381,000	50%	68,267
Total Company - Operating Income / (Loss)	25%	(23,074)	(18,460)	(13,845)	(27,073)	—%	381,000	50%	—
Qualitative Corporate Goals	30%	N/A	N/A	N/A	80%	24%	381,000	50%	45,511
Total	100%					60.0%			$113,778

Lisa Harrington, Former General Counsel
Total Company - Net Sales	45%	61,117	71,902	86,283	67,449	36%	185,500	40%	26,712
Total Company - Operating Income / (Loss)	25%	(23,074)	(18,460)	(13,845)	(27,073)	—%	185,500	40%	—
Qualitative Corporate Goals	30%	N/A	N/A	N/A	80%	24%	185,500	40%	17,808
Total	100%					60.0%			$44,520
(1)The base salary amount shown for Ms. Harrington has been pro-rated in connection with her termination from the Company effective August 2, 2021.
(2)The aggregate bonus payment to Ms. Harrington is payable pursuant to the transition and separation agreement in connection with the termination of her employment and, accordingly, has been included under “All Other Compensation” within the Summary Compensation table contained within this Proxy Statement.

Benefits Programs
We design our benefits programs to be both affordable and competitive in relation to the market and our peer group while conforming to local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as appropriate. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer alternatives for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees. For our retirement program, we sponsor a 401(k) plan for our employees. The 401(k) plan is a retirement savings defined contribution plan established in accordance with the Internal Revenue Code that provides each of our eligible employees with the opportunity to defer a portion of his or her eligible compensation on statutorily prescribed annual limits, and to have this amount contributed to an account under the 401(k) plan in his or her name. We make matching contributions for all participants equal to 50% of their pre-tax contributions up to 6% of their total eligible compensation. Other than the benefits and compensation disclosed herein, the Company does not otherwise provide perquisites to its executive officers.
Severance and Change in Control Arrangements
Several of our executives have employment and other agreements that provide for severance payment arrangements and/or acceleration of stock option and stock award vesting in the event of a termination without cause or resignation with good reason or an acquisition or other change in control of our company. These agreements are aimed to reduce distractions by letting our executives focus on the business, and are described in greater detail below under the heading “Employment Agreements”.
Clawback Policy
The Company has established a Clawback Policy, which, among other things, permits the Compensation Committee to require forfeiture or reimbursement of certain cash and equity awards that were paid, granted, or vested based upon the achievement of financial results that, when recalculated to include the impact of a material financial restatement, were not achieved, whether or not fraud or misconduct was involved. The Clawback policy is applicable to each current or former officer of the Company who is or was designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

Hedging Policy
The Company has established an Insider Trading Policy, which, among other things, prohibits trading in securities with material nonpublic information including through hedging activities. Further, none of the Company’s employees, directors, consultants and contractors may trade in options, warrants, puts and calls or similar instruments on our securities or sell our securities “short”.
Stock Ownership Policy
The Company has established a Stock Ownership Policy, which, among other things, aligns the interests of the Chief Executive Officer, other named executive officers and the members of the Board, with the interests of the Company’s stockholders and to further promote the Company’s commitment to sound corporate governance. The stock ownership guidelines are determined as a multiple of each person’s base salary/retainer as follows:

Title	Ownership Guideline
Chief Executive Officer	Six times annual base salary
All other Named Executive Officers	Three times annual base salary
Members of the Board	Two times annual base retainer
Subject to potential extension, the Chief Executive Officer, other named executive officers and the members of the Board are required to achieve the applicable level of ownership by the fifth year from the date of his or her appointment. Our Chief Executive Officer and all of our currently serving named executive officers and non-employee directors are in compliance with the Stock Ownership Policy, with the exception of (i) Mses. Patrick and Cohen, who each first became subject to this policy during 2022, and will be required to be in compliance by December 31, 2027 and (ii) Mr. Ng, who first became subject to this policy in 2021, and will be required to be in compliance by December 31, 2026.

Tax and Accounting Considerations
Limitation on Deductibility of Executive Compensation
The tax reform legislation signed into law on December 22, 2017 made the following changes to Internal Revenue Code of 1986. as amended (“Code”), Section 162(m), which became effective on January 1, 2018: (1) the annual $1.0 million compensation deduction limit will apply to any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year; (2) once an individual becomes a covered employee subject to Code Section 162(m) for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death; and (3) the exemption under Code Section 162(m) for qualified performance-based compensation and commissions will be eliminated (other than with respect to payments made pursuant to certain "grandfathered" arrangements entered into prior to November 2, 2017), so that all compensation paid to a covered employee in excess of $1.0 million will be nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Accounting Treatment
Under Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 718, or ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

Summary Compensation Table
The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer), Chief Financial Officer (the principal financial officer) and Executive Chairman each of whom served during the year ended December 31, 2021 as our named executive officers.

Name	Year	Salary ($)	Non-Equity Incentive Plan ($) (1)	Stock Awards ($) (2)		Option Awards ($) (3)		All Other Compensation ($) (4)	Total ($)
Robert Fried	2021	500,000	179,131	—		423,293	(6)	736	1,103,160
Chief Executive Officer	2020	519,231	290,304	—		316,414	(7)	736	1,126,685
	2019	486,537	190,404	653,331	(5)	381,622	(8)	—	1,711,894
Kevin Farr	2021	309,000	92,253	—		215,808	(6)	9,368	626,429
Chief Financial Officer	2020	320,884	149,507	—		209,217	(7)	9,208	688,816
	2019	306,577	98,058	—		210,450	(8)	6,418	621,503
Frank Jaksch, Jr.	2021	381,100	113,778	—		190,256	(6)	9,425	694,559
Executive Chairman	2020	398,758	184,392	—		142,253	(7)	9,275	734,678
	2019	378,111	120,938	—		129,329	(8)	8,400	636,778
Lisa Harrington(9)	2021	185,500	—	—		113,385		738,900	1,037,785
Former General Counsel
(1)The amounts shown in this column constitute the cash bonuses made to certain named executive officers.
(2)The amounts in the column titled “Stock Awards” above reflect the aggregate award date fair value of restricted stock awards.
(3)The annual amounts shown are the amounts of total compensation cost which will be recognized over the three-year vesting period related to options to purchase common stock which were granted during fiscal years ended December 31, 2021, 2020 and 2019, as a result of the adoption of ASC 718. In connect with Ms. Harrington’s transition and separation agreement, an additional 12 months of her outstanding awards from her departure date of August 2, 2021 were accelerated and the remaining shares were forfeited. This resulted in total incremental compensation expense for her fiscal year 2021 award under ASC 718 of $50,341 with the remaining $63,044 of expense unrecognized due to forfeiture. For a discussion of valuation and forfeiture assumptions, see Note 13 of the ChromaDex Corporation consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021.
(4)The annual amounts shown reflect matching 401(k) contributions and life insurance premiums paid by the Company as well as severance in the amount of $318,000, a cash bonus of $44,520 and incremental compensation expense of $375,170 related to accelerated vesting of awards from fiscal year 2020 for Ms. Harrington.
(5)166,666 shares of Common Stock were awarded on March 13, 2019 pursuant to Mr. Fried’s employment agreement in connection with the acquisition of Healthspan Research LLC in 2017, which provided the stock grant upon the achievement of certain performance goals.
(6)On March 15, 2021, Robert Fried, Kevin Farr and Frank Jaksch, Jr. were granted options to purchase 55,921 shares, 28,461 shares and 25,072 shares of ChromaDex common stock, respectively, at an exercise price of $11.83. On March 15, 2022, one-third of the options vested and the remaining shares vest in a series of 24 equal monthly installments thereafter. These options expire on March 14, 2031.
(7)On February 25, 2020, Robert Fried, Kevin Farr and Frank Jaksch, Jr. were granted options to purchase 165,155 shares, 109,054 shares and 74,048 shares of ChromaDex common stock, respectively, at an exercise price of $3.27. On February 25, 2021, one-third of the options vested and the remaining shares vest in a series of 24 equal monthly installments thereafter. These options expire on February 24, 2030.
(8)On February 21, 2019, Robert Fried, Kevin Farr and Frank Jaksch, Jr. were granted options to purchase 162,569 shares, 89,254 shares and 55,040 shares of ChromaDex common stock, respectively, at an exercise price of $3.84. On February 21, 2020, one-third of the options vested and the remaining shares vest in a series of 24 equal monthly installments thereafter. These options expire on February 21, 2029.
(9)Lisa Harrington joined the Company in December 2020 and served as an executive officer from March 2021 until August 2021. In connection with Ms. Harrington’s transition and separation agreement, an additional 12 months of her outstanding stock options accelerated vesting effective as of her departure date of August 2, 2021, and the remaining shares were forfeited on the same date. The agreement further provided Ms. Harrington two years after her effective departure date to exercise any vested stock options, including those with accelerated vesting pursuant to the agreement. This acceleration, inclusive of corresponding forfeitures, resulted in total compensation expense under ASC 718 of $425,511. See footnotes (3) and (4) for additional details.

Employment Agreements
The material terms of employment agreements with the named executive officers previously entered into by the Company are described below.
Employment Agreement with Robert Fried
On June 22, 2018, the Company and Robert Fried, entered into an Amended and Restated Executive Employment Agreement (the “Fried Agreement”). The Fried Agreement amends the Executive Employment Agreement by and between the Company and Mr. Fried, dated March 12, 2017, as amended on December 20, 2017. Pursuant to the Fried Agreement, Mr. Fried is entitled to: (i) an annual base salary of $450,000; (ii) starting in fiscal year 2019, an increased annual base salary of $500,000; (iii) an annual cash bonus for fiscal year 2018 based on direct-to-customer net sales for 2018 and the Company’s gross profit for 2018; (iv) starting in fiscal year 2019, an annual cash bonus based on the achievement of individual and corporate performance targets and metrics to be determined by the Board of Directors of the Company or the Compensation Committee thereof after reasonable consultation with Mr. Fried (the “Performance Bonus”), with such Performance Bonus set at (a) a target of 60% of base salary (based on a performance achievement of 100%), (b) a threshold Performance Bonus of 30% of base salary (based on a performance achievement of 75%) and (c) a maximum Performance Bonus of 90% (based on a performance achievement of 150%); (v) an option to purchase up to 744,097 shares of Company common stock under the amended 2017 Equity Incentive Plan (the “Option”); (vi) up to 333,333 shares of fully-vested restricted Company common stock that will be granted upon the achievement of certain performance goals and (vii) starting in fiscal year 2019, annual equity grants in amounts commensurate with Mr. Fried’s position with the Company, in the discretion of the Company’s Board of Directors. In 2019, the Compensation Committee determined that the payout structure of Mr. Fried’s Performance Bonus will be aligned with the rest of the executive officers, which the minimum achievement threshold is 50% target and the maximum achievement threshold is 150% of the target, with a target of 60% of base salary.
Any unvested shares subject to the Option will vest in full upon termination by the Company of Mr. Fried’s employment without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried’s resignation for good reason. If Mr. Fried’s employment is terminated by the Company without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried resigns for good reason, then subject to executing a release, Mr. Fried will receive (i) continuation of his base salary for 18 months, (ii) COBRA premiums for 12 months, (iii) accelerated vesting of any unvested time-based vesting equity awards that would have otherwise become vested had Mr. Fried performed continuous service through the one year anniversary of such termination date (provided that vesting for the Option shall accelerate as described above), (iv) an extended exercise period for his options and stock appreciation rights and (v) a prorated Performance Bonus. In the case of Mr. Fried’s death or disability, Mr. Fried will be eligible to receive a prorated Performance Bonus.
Employment Agreement with Kevin Farr
On October 5, 2017, the Company entered into an Employment Agreement (the "Farr Agreement") with Kevin M. Farr who was appointed by the Board to serve as Chief Financial Officer, principal accounting officer and principal financial officer. Mr. Farr is entitled to receive certain severance payments per the terms of the Farr Agreement. The key terms of the Farr Agreement, including the severance terms are as follows:
Mr. Farr is entitled to: (i) an annual base salary of $300,000 and (ii) a discretionary annual bonus based on the achievement of certain performance goals to be determined by the Board. Pursuant to the Farr Agreement, Mr. Farr also received an option to purchase up to 1,000,000 shares of ChromaDex common stock under the ChromaDex 2017 Equity Incentive Plan, subject to vesting in a series of 36 equal monthly installments over a three-year period, with an exercise price equal to $4.24 per share. The options will fully vest if the Company's stock price equals or exceeds $10 per share for over the previous 20 trading days. On March 24, 2019, Mr. Farr’s base salary increased to $309,000. On March 21, 2022, Mr. Farr’s base salary increased to $330,000.
If Mr. Farr’s employment is terminated by the Company without cause or Mr. Farr resigns for good reason, then, subject to executing a release, Mr. Farr will receive (i) continuation of his base salary for 12 months, (ii) COBRA premiums for 12 months, (iii) a prorated annual cash bonus, based on the good faith determination of the Board of the actual results and period of employment during the year of such termination, (iv) accelerated vesting of time-based equity that would have otherwise become vested by the one year anniversary of such termination date and (v) an extended exercise period for his options.

Employment Agreement with Frank Jaksch, Jr.
On June 22, 2018, ChromaDex, Inc. and Frank L. Jaksch, Jr. entered into an amendment (the “Jaksch Amendment”) to the Amended and Restated Employment Agreement, dated April 19, 2010, by and between ChromaDex, Inc. and Mr. Jaksch (the “Jaksch Agreement”). The Jaksch Amendment provides that Mr. Jaksch shall serve as Executive Chairman and shall perform such duties as are customarily associated with the position of Executive Chairman. The Jaksch Agreement automatically renews unless terminated in accordance with its terms. On January 2, 2014, the Board approved raising the annual base salary of Mr. Jaksch to $275,000 per year and the annual cash bonus target up to 50% of his base salary. On March 14, 2016, the Board increased the base salary of Mr. Jaksch to $320,000. On April 25, 2016, Mr. Jaksch’s base salary increased to $370,000 as the Company’s common stock was listed on Nasdaq Stock Market. On March 24, 2019, Mr. Jaksch’s base salary increased to $381,100.
The severance terms provide that in the event Mr. Jaksch’s employment with the Company is terminated voluntarily, he will be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro-rated portion of 50% of his salary for the bonus. In addition, if Mr. Jaksch leaves the Company for “Good Reason”, (as defined in Jaksch Agreement), he will receive the maximum annual bonus he would have been otherwise entitled to for the year of termination plus the payments and benefits he would have received if the termination were without cause, described below.
In the event the Company terminates Mr. Jaksch’s employment “without Cause” (as defined in the Jaksch Agreement), Mr. Jaksch will be entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Jaksch enters into a standard separation agreement, Mr. Jaksch will receive continuation of base salary and health benefits, together with applicable fringe benefits until 24 months from the date of termination (the “Severance Period”), and he will receive a bonus of 50% of his base salary as well as the full vesting of any otherwise unvested stock awards.
Transition and Separation Agreement with Lisa Harrington

In connection with her transition and separation and in consideration for a release of claims in favor of the Company, Ms. Harrington received severance payments in the amount of $899,532, which amount is comprised of (i) $318,000 in base salary continuation, (ii) $44,520 in pro rata performance bonus, and (iii) an additional 12 months of accelerated vesting on her outstanding stock options (which accelerated vesting resulted in a gain of $537,012 on the accelerated stock options, based on the excess of the fair market value of the Company’s stock on her departure date over the option exercise price). In addition, in connection with her separation agreement, Ms. Harrington was provided two years after her effective departure date of August 2, 2021 to exercise any vested stock options, including those with accelerated vesting pursuant to the agreement.
Potential Payments Upon Termination or Change of Control
The following tables describe and quantify the severance and other benefits potentially payable to our named executive officers as of December 31, 2021.

Potential Payments Upon Termination Table*

Name	Severance ($) (1)	Accrued Compensation ($) (2)	Option Awards ($) (3)	Restricted Stock Awards ($) (4)	Medical ($) (5)	Total ($)
Robert Fried	750,000	68,750	25,874	—	10,140	854,764
Kevin Farr	309,000	42,488	17,085	—	—	368,573
Frank Jaksch, Jr.	838,972	59,730	13,534	623,338	52,800	1,588,374
Lisa Harrington	899,532	—	—	—	—	899,532
*Reflects a termination without cause, or in the case of resignation for good reason, not in connection with a change in control.
(1)Continuation of base salary for 24 months for Frank Jaksch, Jr., 18 months for Rob Fried, 12 months for Kevin Farr and 12 months for Lisa Harrington. The amount shown for Mr. Jaksch also includes an additional bonus. The amount shown for Ms. Harrington also includes a pro-rata bonus payment of $44,520 and a gain of $537,012 due to the accelerated vesting of an additional 12 months on her outstanding stock options which is based on the fair market value of the Company’s stock on her departure date of August 2, 2021 of $8.92 over the option exercise price. In addition, in connection with her separation agreement, Ms. Harrington was provided two years after her effective departure date to exercise any vested stock options, including those with accelerated vesting pursuant to the agreement.
(2)Accrued compensation is comprised of any earned or accrued base salary, vacation pay and other payments and benefits earned and payable by law.
(3)The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $3.74.
(4)The amounts in this column represent the value of unvested restricted stock award as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Value was derived using the closing price of the Company’s common stock on December 31, 2021 of $3.74.
(5)Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

Potential Payments Upon Change in Control Table*

Name	Severance ($) (1)	Accrued Compensation ($) (2)	Option Awards ($) (3)	Restricted Stock Awards ($) (4)	Medical ($) (5)	Total ($)
Robert Fried	750,000	68,750	25,874	—	10,140	854,764
Kevin Farr	309,000	42,488	19,933	—	—	371,421
Frank Jaksch, Jr.	838,972	59,730	13,534	623,338	52,800	1,588,374
*Reflects involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change in control.
(1)Continuation of base salary for 24 months for Frank Jaksch, Jr., 18 months for Rob Fried and 12 months for Kevin Farr. The amount for Mr. Jaksch includes additional bonus.
(2)Accrued compensation is comprised of any earned or accrued base salary, vacation pay and other payments and benefits earned and payable by law.
(3)The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $3.74.
(4)The amount in this column represent the value of unvested restricted stock award as of December 31, 2021 that would vest in accordance with the executive officer’s employment agreement. Value was derived using the closing price of the Company’s common stock on December 31, 2021 of $3.74.
(5)Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

Grants of Plan-Based Awards
The following table summarizes the stock option awards granted to our named executive officers during the 2021 fiscal year.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Robert Fried	3/15/2021	55,921	11.83	423,293
Kevin Farr	3/15/2021	28,461	11.83	215,808
Frank Jaksch, Jr.	3/15/2021	25,072	11.83	190,256
Lisa Harrington (2)	3/15/2021	15,000	11.83	113,385
(1)The option amounts shown are the aggregate grant date fair value of stock option awards granted under our 2017 Equity Incentive Plan in fiscal year 2021. These options vest over three years. For a description of certain assumptions in the calculation of the fair value of the Company’s stock options, see Note 13 of the ChromaDex Corporation consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021.
(2)In connection with Ms. Harrington’s transition and separation agreement, an additional 12 months of accelerated options vested on August 2, 2021, the effective date of her departure, and the remaining shares were forfeited on the same date.
There were no restricted stock awards or units granted to our named executive officers during the year ended December 31, 2021.
Option Exercises and Stock Vested

During fiscal year 2021, no named executive officers had restricted stock awards vest. The following table summarizes, with respect to our named executive officers, all options that were exercised during the year ended December 31, 2021:

Option Awards
Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise ($)
Robert Fried	—		—
Kevin Farr	—		—
Frank Jaksch, Jr.	—	—	—
Lisa Harrington	25,000		91,250

Outstanding Equity Awards at Fiscal Year End

The following tables sets forth the outstanding equity incentive awards held by our named executive officers as of December 31, 2021.

Outstanding Stock Options at 2021 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Robert Fried	66,667	—	3.30	7/30/2025
	20,000	—	2.61	11/16/2026
	500,000	—	2.72	3/12/2027
	300,000	—	5.85	1/21/2028
	744,097	—	3.83	6/22/2028
	153,537	9,032	3.84	2/21/2029
	100,928	64,227	3.27	2/24/2030
	—	55,921	11.83	3/14/2031
Kevin Farr	1,000,000	—	4.24	10/4/2027
	89,254	4,959	3.84	2/21/2029
	66,644	42,410	3.27	2/24/2030
	—	28,461	11.83	3/14/2031
Frank Jaksch, Jr.	83,334	—	1.92	8/28/2022
	633,810	—	2.835	9/15/2022
	50,000	—	3.75	6/18/2024
	50,001	—	3.66	7/6/2025
	85,000	—	4.04	8/15/2026
	48,958	1,042	5.85	1/21/2028
	51,982	3,058	3.84	2/21/2029
	45,252	28,796	3.27	2/24/2030
	—	25,072	11.83	3/14/2031
Lisa Harrington (2)	106,944	—	4.85	8/2/2023
	6,667	—	11.83	8/2/2023

(1)Options are subject to a one-year cliff vesting period after which one-third of the shares vest and the remaining options vest in a series of 24 equal monthly installments thereafter.
(2)Lisa Harrington joined the Company in December 2020 and served as an executive officer from March 2021 until August 2021. In connection with her transition and separation agreement, she was provided two years after her effective departure date of August 2, 2021 to exercise any vested stock options, including those with accelerated vesting pursuant to that agreement.

Outstanding Restricted Stock at 2021 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (1)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Robert Fried	—	—	—	$—
Kevin Farr	—	—	—	$—
Frank Jaksch, Jr.	—	—	166,668	$623,338
(1)Frank L. Jaksch Jr. was awarded 83,334 shares of restricted stock on June 6, 2012. Mr. Jaksch was awarded additional 83,334 shares of restricted stock on January 2, 2014. These shares were granted under the 2007 Equity Incentive Plan and vest subject to certain triggering events including the termination without cause for any reason.
(2)The amounts shown reflect the aggregate market value based on the closing market price of the Company’s stock on December 31, 2021 of $3.74.
Equity Compensation Plan Information
The following table provides information regarding equity compensation plans approved and not approved by stockholders as of December 31, 2021:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

Equity compensation plans approved by security holders	10,834,506	$4.61	4,954,116
Equity compensation plans not approved by security holders	—	—	—
Total	10,834,506	$4.61	4,954,116
(1)Includes 115 thousand restricted stock units and 183 thousand restricted stock awards that are issuable upon vesting. The remaining balance consists of outstanding stock option grants.
(2)The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and restricted stock awards, which have no exercise price.

Chief Executive Officer Pay Ratio
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the “Rule”), the Company is required to provide to its stockholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of its median employee, referred to as “pay-ratio” disclosure.
For fiscal 2021,
•the median of the annual total compensation of all employees of the Company (other than the CEO) was $124,200 and
•the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,103,160.
•Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was approximately 9 to 1.
Set forth below is a description of the methodology the Company used to identify the median employee for purposes of the Rule.
To determine the Company’s total population of employees as of December 31, 2021, the Company included all of its full-time and part-time employees, including employees of consolidated subsidiaries. To identify the “median employee” from the Company’s employee population as determined above, the Company compared the aggregate amount of each employee’s 2021 base salary, 2021 incentive bonus, equity awards granted in 2021 and matching 401(k) contributions. In making this determination, the Company annualized the compensation of employees who were employed by the Company for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees.
Using this approach, the Company selected the employee at the median of its employee population. The Company then calculated annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table. The Company determined that the employee’s annual total compensation for the fiscal year ended December 31, 2021 was $124,200.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
The following is a description of transactions since January 1, 2020 to which the Company has been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s executive officers, directors or holders of more than 5% of its common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under "Executive Compensation."
Sale of consumer products
During July 2017, the Company entered into an exclusivity agreement (the "Watsons Agreement") with A.S. Watson Retail (HK) Limited (“Watsons”), whereby the Company agreed to exclusively sell its TRU NIAGEN® dietary supplement product to Watsons in certain territories in Asia. During the years ended December 31, 2021 and December 31, 2020, the Company sold approximately $9.3 million and $7.7 million, respectively, of TRU NIAGEN® dietary supplement product pursuant to the Watsons Agreement. As of December 31, 2021 and 2020, the trade receivable from Watsons were approximately $2.1 million and $0.9 million, respectively.
Li Ka Shing, who beneficially owns more than 10% of the Company's common stock, beneficially owns approximately 30% of an entity that beneficially owns approximately 75% of Watsons. In accordance with the Company's Related-Person Transactions Policy, the Audit Committee ratified the terms of the Watsons Agreement.
During the year ended December 31, 2020, an entity affiliated with Li Ka Shing purchased $1.6 million of TRU NIAGEN® dietary supplement product to donate to healthcare workers in Hong Kong hospitals.

Financing
In April 2020, the Company entered into a Securities Purchase Agreement with related parties pursuant to which the Company agreed to sell and issue approximately 1.2 million shares for $5.0 million, or $4.08 per share. The selling price was determined by the average closing price over the ten trading days immediately preceding the date of the Securities Purchase Agreement. On May 7, 2020, the Company closed the transaction and received proceeds of $4.9 million, net of offering costs.
The following table sets forth the number of shares of common stock that were issued to holders of more than 5% of the Company’s common stock or entities affiliated with them in relation to the Securities Purchase Agreement:

Name	Shares of Common Stock
Pioneer Step Holdings Limited	490,196
Winsave Resources Limited	735,294
In addition, Ms. Yu serves as the director nominated by Pioneer Step Holdings Limited pursuant to rights granted to Pioneer Step Holdings Limited under the Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein.
Employment Arrangements
The Company currently maintains written employment agreements with its named executive officers, as described in "Executive Compensation."
Equity Granted to Executive Officers and Directors
The Company has granted equity to its named executive officers and directors, as more fully described in "Executive Compensation."
Indemnification Agreements
The Company has entered, and intends to continue to enter, into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s bylaws. These agreements, among other things, require the Company to indemnify directors and executive officers for certain expenses incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.
Policies and Procedures for Transactions with Related Persons.
On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed by SEC Regulation S-K, Item 404 and under Nasdaq rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. The Company has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. In accordance with the Company’s Related-Person Transactions Policy, the Audit Committee approved or ratified the terms of the transactions discussed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our Common Stock as of April 1, 2022 by: each person known to us to beneficially own more than 5% of our Common Stock; each director; each of our named executive officers; and all directors and executive officers as a group.

We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date. Amounts reported under “Number of Shares of Common Stock Beneficially Owned” include the number of shares subject stock options that become exercisable or vest within 60 days of April 1, 2022 (which are shown in the column to the right). The percentage of shares beneficially owned is based on 68,332,652 shares of common stock outstanding as of April 1, 2022. Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

Directors and Named Executive Officers:	Shares Beneficially Owned		Aggregate Percentage Ownership	Shares Subject to Options Exercisable within 60 Days
Stephen Block	257,496	(2)	*	240,829
Kurt Gustafson	120,000		*	120,000
Steven Rubin	120,000		*	120,000
Wendy Yu	100,000		*	100,000
Gary Ng	—		*	—
Kristin Patrick	—		*	—
Ann Cohen	—		*	—
Frank L. Jaksch Jr.	3,371,862	(3)	4.86%	1,072,471
Robert Fried	3,432,007	(4)	4.88%	1,938,946
Kevin Farr	1,223,738	(5)	1.76%	1,182,113
Lisa Harrington	113,611	(6)	*	113,611
All directors and current executive officers as a group (10 persons)	8,625,103		11.80%	4,774,359
Five Percent Stockholders (1)
Champion River Ventures	6,500,937	(7)	9.51%
Li Ka Shing (Global) Foundation	3,467,778	(8)	5.07%
Chau Hoi Shuen Solina Holly	6,747,733	(9)	9.87%
Young Rong (HK) Asset Management Limited	5,819,802	(10)	8.52%
* Represents less than 1%.
(1)Addresses for the beneficial owners listed are: Champion River Ventures, 7/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong; Li Ka Shing (Global) Foundation: PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands; Chau Hoi Shuen Solina Holly, 29th floor Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong; Yong Rong (HK) Asset Management Limited: Suite 3008, 30/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong
(2)Includes 16,667 shares of restricted stock which are participating securities that feature voting and dividend rights directly owned by Mr. Block.
(3)Includes 2,075,052 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch because he has shared voting power and shared dispositive power for such shares. Includes 57,671 shares directly owned by Mr. Jaksch and 166,668 shares of restricted stock which are participating securities that feature voting and dividend rights directly owned by Mr. Jaksch.
(4)Includes 892,314 shares of common stock directly owned by Mr. Fried. Includes 250,000 shares owned by The Benjamin A. Fried 2020 Irrevocable Trust beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 250,000 shares owned by The Jeremy W. Fried 2020 Irrevocable Trust beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 88,001 shares of common stock held by Fried-Travis Revocable Trust U/A dated June 2, 1999, beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 6,745 shares held by Jeremy Fried and 6,001 shares held by Benjamin Fried, who are both sons of Robert Fried.

(5)Includes 41,625 shares of common stock directly owned by Mr. Farr. Includes 508,583 shares of common stock underlying vested options which upon exercise must be transferred to Kristina Farr pursuant to the terms of a marital settlement agreement. Kristina Farr has the sole discretion as to timing for the exercise of such options pursuant to the terms of a marital settlement agreement.
(6)Lisa Harrington served as an executive officer from March 2021 until August 2021.
(7)Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Champion River Ventures Limited (“Champion River”) beneficially owned and had sole voting and dispositive power with respect to 6,500,937 shares (the “Champion Shares”), (ii) Prime Tech Global Limited (“Prime Tech”), by virtue of being the sole shareholder of Champion River, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, (iii) Mayspin Management Limited (“Mayspin”), by virtue of being the sole shareholder of Prime Tech, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, and (iv) Li Ka Shing, by virtue of being the sole shareholder of Mayspin, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares. Champion River has exercised its right to designate for appointment one director to our Board of Directors and has designated, and our Board of Directors has appointed, Gary Ng to fill such seat. In addition, Mr. Li is one of the directors of Li Ka Shing (Overseas) Foundation (“LKSOF”), which is deemed to have beneficial ownership of the shares reported in footnote (8) below. Investment decisions by LKSOF are made by the majority vote of a board of directors currently consisting of 14 persons, of which Li Ka Shing (“Mr. Li”) is the Chairman. Investment decisions by Winsave are made by the majority vote of a board of directors currently consisting of five persons. Mr. Li is not a director or officer of Winsave. The registered office address for Champion River and Mayspin is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and the registered office address for PrimeTech is P.O. Box 901, East Asia Chambers, Road Town, Tortola, British Virgin Islands, and the correspondence address for each of Champion River, PrimeTech, and Mayspin is c/o 7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.
(8)Based on beneficial ownership reported on Schedule 13G filed with SEC on February 11, 2022, (i) Winsave Resources Limited(“Winsave”) beneficially owned and had sole voting and dispositive power with respect to 3,088,433 shares (the “Winsave Shares”), (ii) Radiant Treasure Limited (“Radiant Treasure”) beneficially owned and had sole voting dispositive power with respect to 379,345 shares (the “Radiant Treasure Shares”), and (iii) Li Ka Shing (Global) Foundation (the “Foundation”), by virtue of being the sole shareholder of Winsave and Radiant Treasure, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Winsave Shares and Radiant Treasure Shares.
(9)Based on beneficial ownership reported on Schedule 13D/A filed with SEC on September 21, 2021, (i) Pioneer Step Holdings Limited (“Pioneer Step”) beneficially owned and had sole voting and dispositive power with respect to 5,957,783 shares (the “Pioneer Shares”), (ii) Dvorak International Limited (“Dvorak International”) beneficially owned and had sole voting dispositive power with respect to 420,000 shares (the “Dvorak Shares”), (iii) Skyinvest Associated Limited (“Skyinvest”) beneficially owned and had sole voting and dispositive power with respect to 369,950 shares (the “Skyinvest Shares”) and (iv) Chau Hoi Shuen Solina Holly (“Solina Chau”), by virtue of being the sole shareholder of Pioneer Step, Dvorak International and Skyinvest, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Pioneer Shares, Dvorak Shares and Skyinvest Shares. Pioneer Step has exercised its right to designate for appointment one director to our board of directors and has designated, and our Board of Directors has appointed, Wendy Yu to fill such seat. The registered office address for Pioneer Step is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong. The business address of Solina Chau is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong.
(10)Based on beneficial ownership reported on Schedule 13G/A filed with SEC on February 11, 2022 reporting beneficial ownership as of December 31, 2021, (i) EverFund beneficially owns and has shared voting and dispositive power with respect to 3,846,153 shares and (ii) Yong Rong Global Excellence Fund (“YRGE”) beneficially owns and holds shared voting power for 285,164 shares and shared dispositive power for 1,973,649 shares, and holds 1,688,485 shares of the Company in underlying swaps. Yong Rong (HK) Asset Management Limited is the investment manager of EverFund and YRGE and may be deemed to beneficially own the shares held by EverFund and YRGE. The registered office of EverFund and YRGE is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (c/o Yong Rong (HK) Asset Management Ltd, the Investment Manager to EverFund, at Suite 3008, 30/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong).

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to ChromaDex Corporation, ATTN: Secretary, 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024 or contact the Secretary at 310-388-6706. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS
As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Frank Jaksch
Executive Chairman of the Board

April 27, 2022

ChromaDex.

VOTE

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# 2022 Annual Meeting Proxy Card

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1. Election of Directors:

| Nominee | For | Withhold | Nominee | For | Withhold | Nominee | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Frank L. Jaksch, Jr. | ☐ | ☐ | 02 - Robert Fried | ☐ | ☐ | 03 - Steven Rubin | ☐ | ☐ |
| 04 - Wendy Yu | ☐ | ☐ | 05 - Gary Ng | ☐ | ☐ | 06 - Kristin Patrick | ☐ | ☐ |
| 07 - Ann Cohen | ☐ | ☐ | | | | | | |

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Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 01 - Frank L. Jaksch, Jr. 04 - Wendy Yu 07 - Ann Cohen 02 - Robert Fried 05 - Gary Ng 03 - Steven Rubin 06 - Kristin Patrick For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03N0JD + + l The Board of Directors recom end a vote FOR all the nominees listed and FOR Proposals 2 and 3.A 2. Ratification of Marcum LLP As Independent Registered Public Accounting Firm For the Year Ending December 31, 2022 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2022 Annual Meeting Proxy Card 3. Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 5 3 9 6 3 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/CDXC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CDXC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CDXC Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2022 Robert Fried and Kevin Farr, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ChromaDex Corporation to be held on June 16, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees listed in Proposal 1 to the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) ChromaDex Corporation q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting ItemsC + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/CDXC The 2022 Annual Meeting of Stockholders of ChromaDex Corporation will be held on Thursday, June 16, 2022 at 3:00 P.M. Pacific Time. The meeting will be held at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024